Exhibit 99.1

News

For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran	Catherine Graham
Sr. Dir., Corporate Communications	EVP & Chief Financial Officer
703.653.2248	703.653.3155
bhalloran@orcc.com	cgraham@orcc.com

ONLINE RESOURCES AMENDS AND EXTENDS SENIOR SECURED DEBT

CHANTILLY, Va., October 3, 2011 – Online Resources Corporation (NASDAQ: ORCC), a leading provider of online financial services, today announced that effective September 29, 2011, it has amended and extended its senior secured credit facilities through February 21, 2013. The Company sought this extension to support continuing execution of its strategic growth plan.

Following a $3 million prepayment in conjunction with the amendment and a $1.5 million scheduled payment, the Company’s term loan balance is now $22.3 million. The extended facilities also include a $12 million revolving credit facility which remains undrawn. Both facilities carry a rate of LIBOR plus 275 to 325 basis points, depending on leverage.

The Company’s senior secured credit facilities are provided by a syndicate of banks including administrative agent, Bank of America, syndication agent, Silicon Valley Bank, SunTrust Bank and Capital One.

“By extending the maturity date of our senior debt, we expect to gain additional flexibility as we continue to make investments in the Company,” said Catherine A. Graham, executive vice president and chief financial officer for Online Resources. “Pursuant to the strategic growth plan we introduced earlier this year, we are making progress in strengthening our sales, product management and marketing functions and building out our development center in India. This change in our debt structure allows us to continue these initiatives while maintaining a healthy cash balance.”

About Online Resources

Online Resources (NASDAQ: ORCC) powers financial interactions between millions of consumers and the Company’s financial institution and biller clients. Backed by its proprietary real-time payments gateway that links banks directly with billers, the Company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

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This press release provided by Online Resources Corporation (as well as other written and oral statements made by the company from time to time) contains forward-looking statements which are based on our management’s current expectations and beliefs, and on a number of assumptions concerning future events which have been made with only information that is currently available. The words “will,” “would,” “could,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan,” and similar expressions are intended to identify forward-looking statements. Readers are strongly cautioned not to place undue reliance on such forward-looking statements, which are not a guarantee of any results or performance and are subject to a number of known and unknown risks, uncertainties and other factors (including those which are outside of Online Resources’ control) which could cause actual performance or results to differ materially and adversely from any results or performance expressed or implied by such forward-looking statements. Certain factors that might cause such a difference include, but are not limited to: our history of losses and anticipation of future losses; potential fluctuations in our operating results; our dependence on the marketing efforts and technology of third parties; the potential loss of one or more material clients; our potential need for additional capital; our potential inability to prevent systems failures and security breaches; our potential inability to expand our services and related products in the event of a substantial increase in demand for such services and products; competition in our markets; our ability to attract and retain skilled personnel; our reliance on patents and other intellectual property; potential change in the rate of user adoption of the products and services we offer; our exposure to continued consolidation in the financial services industry; and government regulations affecting our business and client base. For a more detailed description of the factors that could cause such a difference in our results, please refer to Online Resources’ filings with the Securities and Exchange Commission, including (but not limited to) our Annual Report on Form 10-K filed with the SEC on March 15, 2011 and the information under the heading “Risk Factors” contained in our Quarterly Report on Form 10-Q/A filed with the SEC on August 10, 2011. Online Resources Corporation assumes no obligation to update or supplement any such forward-looking statements.

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